UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 8, 2010

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices)(Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Unified Grocers, Inc. Credit Agreement

On October 8, 2010, Unified Grocers, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”), among the Company, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. The Agreement provides for a revolving credit facility with total commitments in the principal amount of $275,000,000. Borrowings under the Agreement may be made as revolving loans, swing line loans or letters of credit. Certain capitalized terms used in this description of the Agreement have the meanings given to them in the Agreement.

The aggregate commitments under the Agreement may be increased from time to time, either through any of the existing lenders increasing its commitment or by means of the addition of new lenders, up to a maximum commitment of $400,000,000. While the consent of the lenders as a group is not required to any such increase, no individual lender is required to increase its own commitment to the Agreement.

The credit facility expires on October 8, 2015, and is intended to refinance existing indebtedness, to finance capital expenditures, to finance working capital needs, to finance certain acquisitions and for general corporate purposes.

The Company’s obligations under the Agreement are guaranteed by certain of the Company’s subsidiaries, excluding its finance and insurance subsidiaries, and are secured by grants of security interests in the accounts receivable and inventory (subject to exceptions) of the Company and certain of its subsidiaries. The obligations are also senior to the rights of members with respect to partially subordinated patrons’ deposit accounts and patronage dividend certificates, if any.

The credit facility provides for loans which bear interest at either the Base Rate or the Eurodollar Rate, in each case plus a margin based upon the Consolidated Total Funded Debt to EBITDAP Ratio. Eurodollar Rate Loans will bear interest margins (and letters of credit issued under the Agreement will bear letter of credit fees) of between 1.00% per annum and 2.00% per annum, based upon the Consolidated Total Funded Debt to EBITDAP Ratio of the Company. Base Rate Loans will bear interest margins of between 0.00% per annum and 1.00% per annum, dependent upon the Company’s Consolidated Total Funded Debt to EBITDAP Ratio. Undrawn portions of the commitments under the Agreement bear commitment fees at rates of between 0.20% per annum and 0.30% per annum, also dependent upon the Company’s Consolidated Total Funded Debt to EBITDAP Ratio.

The Agreement contains certain financial and non-financial covenants, which include, but are not limited to, a maximum Consolidated Total Funded Debt to EBITDAP Ratio, a minimum tangible net worth covenant, a minimum fixed charge coverage ratio covenant, and restrictions on indebtedness, liens and investments, subject to certain specified exceptions. The Agreement limits distributions to shareholders (including the repurchase of shares) when an event of default has occurred and is continuing. Events of default include, but are not limited to, the failure to pay amounts due to lenders, violation of covenants, the making of false representations and warranties and specified insolvency-related events, subject to specified thresholds, cure periods and/or exceptions.

Grocers Capital Company Loan and Security Agreement

On September 24, 2010, the Company’s wholly-owned finance subsidiary, Grocers Capital Company (“GCC”), entered into a Loan and Security Agreement (the “GCC Loan Agreement”), by and among GCC, the lenders signatory thereto, and California Bank & Trust, as Arranger and Administrative Agent (the “Agent”). The GCC Loan Agreement provides for a revolving credit facility with total commitments in the principal amount of $15,000,000. Borrowings under the GCC Loan Agreement may not exceed 80% of GCC’s eligible notes receivable (certain notes receivable restricted to 50%), less any reserves as may be established by the Agent. Certain capitalized terms used in this description of the GCC Loan Agreement have the meanings given to them in the GCC Loan Agreement.

The GCC Loan Agreement matures on September 24, 2013, and the proceeds therefrom are intended to fund loans to the Company’s customers and to be used for the general corporate purposes of GCC, including customary financing and operating activities.

GCC’s obligations under the GCC Loan Agreement are secured by grants of security interests in all of GCC’s Notes Receivable and other Collateral.

The GCC Loan Agreement provides for revolving loans and term loans. At the election of GCC, revolving loans shall bear interest at either the LIBOR Rate or the Base Rate, and term loans shall bear interest at either the LIBOR/Swap Rate or the Base Rate, in each case plus an interest rate margin. The interest rate margin for LIBOR Rate loans is 3.00% per annum. The interest rate margin for Base Rate loans is 0.75% per annum. The interest rate margin for LIBOR/Swap Rate loans is 3.25% per annum. Notwithstanding the foregoing, all loans will be subject to daily interest rate floors. For term loans that bear interest at a LIBOR/Swap Rate, the daily minimum rate is based on a 5.75% per annum rate. For all other loans, the daily minimum rate is based on a 4.00% per annum rate. Undrawn portions of the commitments under the GCC Loan Agreement bear commitment fees at the rate of 0.25% per annum.

The GCC Loan Agreement contains certain financial and non-financial covenants, which include, but are not limited to, a tangible net worth covenant, a minimum fixed charge coverage ratio covenant, and restrictions on indebtedness, liens and investments, subject to certain specified exceptions. Events of default include, but are not limited to, the failure to pay amounts due to lenders, violation of covenants, the making of false representations and warranties, and specified insolvency-related events, subject to specified thresholds, cure periods and/or exceptions.

Exhibits – Incorporation by Reference

Copies of the Agreement, the related Security Agreement (with the Company, Crown Grocers, Inc., and Market Centre as grantors) and related Subsidiary Guaranty (with Crown Grocers, Inc. and Market Centre as guarantors) are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by this reference. A copy of the GCC Loan

Agreement is attached hereto as Exhibit 99.4 and is incorporated herein by this reference. The foregoing description of the Agreement and related documents as well as the description of the GCC Loan Agreement, and the grants of the security interests therein, do not purport to be complete and are qualified in their entirety by reference to the exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure

On October 13, 2010, the Company issued a press release announcing that it had entered into the two agreements described in Item 1.01. A copy of the press release is furnished as Exhibit 99.5 hereto and is incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.5 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Credit Agreement, dated as of October 8, 2010, by and among Unified Grocers, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

99.2	Security Agreement, dated as of October 8, 2010, by and among Unified Grocers, Inc., Crown Grocers, Inc., Market Centre, and Wells Fargo Bank, National Association, as Administrative Agent and Secured Party for the Beneficiaries (defined therein).

99.3	Subsidiary Guaranty, dated as of October 8, 2010, by and among Crown Grocers, Inc. and Market Centre, in favor of Wells Fargo Bank, National Association, as agent and representative of the Lenders and other Beneficiaries described therein.

99.4	Loan and Security Agreement, dated as of September 24, 2010, by and among Grocers Capital Company, the lenders signatory thereto, and California Bank & Trust, as Arranger and Administrative Agent.

99.5	Press release issued October 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2010	UNIFIED GROCERS, INC.

	By	/S/ ROBERT M. LING, JR.
Robert M. Ling, Jr., Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Credit Agreement, dated as of October 8, 2010, by and among Unified Grocers, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

99.2	Security Agreement, dated as of October 8, 2010, by and among Unified Grocers, Inc., Crown Grocers, Inc., Market Centre, and Wells Fargo Bank, National Association, as Administrative Agent and Secured Party for the Beneficiaries (defined therein).

99.3	Subsidiary Guaranty, dated as of October 8, 2010, by and among Crown Grocers, Inc. and Market Centre, in favor of Wells Fargo Bank, National Association, as agent and representative of the Lenders and other Beneficiaries described therein.

99.4	Loan and Security Agreement, dated as of September 24, 2010, by and among Grocers Capital Company, the lenders signatory thereto, and California Bank & Trust, as Arranger and Administrative Agent.

99.5	Press release issued October 13, 2010.